SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 21, 1997



                                  NUMEREX CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          New York                     0-22920                 11-2948749
 ---------------------------       ---------------         ------------------
(State of other jurisdiction      (SEC File Number)           (IRS Employer
       of incorporation)                                   Identification No.)


                   2360 Maryland Road, Willow Grove, PA 19090
                   ------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code   (610) 892-0316



              1400 N. Providence Road, Suite 4028, Media, PA 19063
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On February 21, 1997 Numerex Corp. ("Numerex") entered into a Securities Purchase Agreement among Broadband Networks, Inc. ("BNI") and the shareholders of BNI (the "Shareholders"). Pursuant to the Agreement Numerex will acquire 700,424 shares of Common Stock of BNI for approximately $5.6 million. BNI will issue an additional 209,375 shares for an additional investment by Numerex in BNI in the amount of $1,675,000. Although upon the Closing Numerex will own all the outstanding Common Stock of BNI, certain employees of BNI hold options which, upon exercise, would entitle them to acquire approximately 18% of the then outstanding shares of BNI Common Stock. Pursuant to the Agreement, at Closing, an escrow fund will be established in the amount of $2,723,852 for the indemnification of Numerex. The Agreement includes warranties, representations and covenants by each of the parties, which such provisions are of the type normally included in agreements of this nature. Completion of the transaction is subject to the satisfaction of various conditions. The Agreement contemplates that effective as of the closing date, BNI will enter into employment agreements with four of its executive officers and that a Shareholders Agreement will be entered into between Numerex and various employees of BNI who would become stockholders of BNI upon the exercise of stock options. Certain registration rights will also be provided as part of the transaction.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits. Securities Purchase Agreement among Numerex Corp., Broadband Networks, Inc. and the Shareholders of Broadband Networks, Inc. dated February 21, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NUMEREX CORP.


DATE:  February 27, 1997                       By:   /s/John J. Reis
                                                    ----------------
                                                    John J. Reis, President and
                                                    Chief Executive Officer

================================================================================



                          SECURITIES PURCHASE AGREEMENT


                                      among



                                 NUMEREX CORP.,
                  a Pennsylvania corporation (the "Purchaser");

                    BROADBAND NETWORKS, INC. (the "Company"),
                             a Delaware corporation;


                                     and the


                                 shareholders of
                        the Company (the "Shareholders")




                                February 21, 1997


================================================================================

                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of February 21, 1997 among Numerex Corp., a Pennsylvania corporation (the "Purchaser"), Broadband Networks, Inc., a Delaware corporation (the "Company") and the individuals listed on Annex A hereto (such individuals are sometimes referred to herein collectively as the "Shareholders" and individually as a "Shareholder").

                               R E C I T A L S

     A. The Shareholders own all of the issued and outstanding capital stock of the Company.

     B. The Shareholders wish to sell, and Purchaser wishes to purchase, the shares of common stock of the Company (the "Shareholders Shares") set forth on Annex A hereto, upon the terms and subject to the conditions hereinafter set forth.

     C. The Company will authorize the sale and issuance of 209,375 shares of Common Stock (the "Company Shares") and will sell such Company Shares to Purchaser, upon the terms and subject to the conditions hereinafter set forth.

     D. The remaining shareholders, if any, option holders and warrant holders of the Company, other than Purchaser, after Closing, as hereinafter defined, (the "Remaining Shareholders") and the Purchaser wish to enter into a shareholders agreement (the "Shareholders Agreement"), which shall be executed on the date hereof.

     E. It is also contemplated the Company shall enter into employment agreements (the "Employment Agreements") with certain executives of the Company (the "Executives"), which shall be executed as of the Closing Date, as hereinafter defined.



                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a "Section", "Article", "Annex" or "Schedule" shall mean the applicable section, article, annex or schedule of or to this Agreement. All accounting terms used in this Agreement not defined in this Article 1 shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles, consistently applied.

     "Action" shall mean any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Government Entity or arbitrator and any appeal from any of the foregoing.

     "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

     "Agreement" shall mean this Securities Purchase Agreement (together with all Annexes and Schedules hereto) as may from time to time be supplemented, modified, amended or restated or as the provisions hereof waived.

     "Balance Sheet" and "Balance Sheet Date", shall have the meaning assigned to such terms in Section 4.4(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, published IRS rulings and court decisions in respect thereof, all as the same shall be in effect from time to time.

     "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 2.5.

     "Common Stock" shall mean the Company's authorized class of common stock, $.01 par value per share.

     "Company Closing Payment" shall have the meaning assigned to such term in
Section 2.4.

     "Company's Knowledge" means the actual knowledge of Robert J. Beaury, Thomas Donahue, Steven Moyer and Dennis Coslo after making due and reasonable inquiry of the Company's officers, directors and employees and the Company's books and records.

     "Company Purchase Price" shall have the meaning assigned to such term in
Section 2.4.

     "Company Shares" shall have the meaning assigned to such term in Section
2.2.

     "DOL" shall mean the United States Department of Labor.

     "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under
Article 10 hereof).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any similar or successor federal statute, and, the rules, regulations and interpretations thereunder, as the same shall be in effect from time to time.

     "Environmental Law" means any Legal Requirements pertaining to applicable federal, state or local law, statute, rule, regulation, or ordinance concerning the environment, human health or safety from pollution or other environmental degradation or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Safety and Health Act, the Occupational Safety and Health Act, those statutes under the definition "Hazardous Waste" below, and any similar state and local laws or by-laws, the rules, regulations and interpretations thereunder, all as the same shall be in effect from time to time.

     "Employment Agreements" shall mean those agreements attached hereto as Annex G.

     "Escrow Agreement" shall mean the agreement attached hereto as Annex M.

     "Executives" shall mean Robert J. Beaury, Thomas Donahue, Steven Moyer and Dennis Coslo, attached hereto as Annex G.

     "Governmental Entity" shall mean any local, state, federal or foreign (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Hazardous Material" shall include any hazardous, toxic, infectious, or radioactive substances, including petroleum products, including without limitation those substances regulated pursuant to the Federal CERCLA, the Federal Resource Conservation and Recovery Act, 42 USC ss.6901 et seq., the Federal Water Pollution Control Act, 33 USC ss.1251 USC ss.2601, et seq., under any Environmental Law, any applicable Pennsylvania environmental statutes and regulations and all present and future amendments to such statutes, and all regulations promulgated thereunder.

     "IRS" shall mean the United States Internal Revenue Service and any similar or successor agency of the federal government administering the Code.

     "Indebtedness" shall mean, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include any liability for compensation of such Person's employees or for inventory or similar property acquired and consumed in the Ordinary Course or for services.

     "Key Employee Confidentiality and Invention Agreement" shall mean the agreement attached hereto as Annex J.

     "Leased Real Property" shall mean all real property, including Structures, leased by the Company.

     "Legal Requirement" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator as of the date hereof or as of the Closing Date, as the case may be.

     "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

     "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of the Company taken as a whole.

     "Option Holders" shall mean the holders of Options identified on Annex A.

     "Options" shall mean options outstanding as of Closing held by employees of the Company which have been issued pursuant to the Company's Employee Stock Option Plan.

     "Ordinary Course" shall mean, when used with reference to the Company, the ordinary course of the Company's business, consistent with past practices.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permit" shall have the meaning assigned to such term in Section 4.16.

     "Permitted Liens" shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

     "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, Governmental Entities and any other entities.

     "Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company or any ERISA Affiliate for the benefit of current or former employees, with respect to which the Company or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

     "Real Property" shall mean all real property, including Structures, owned by the Company and the Leased Real Property, collectively.

     "Registration Rights Agreement" shall mean the agreement attached hereto as Annex H.

     "Remaining Shareholder(s)" shall mean a Shareholder(s), if any (other than the Purchaser) who or which after Closing, continues to be a shareholder(s) of the Company and for purposes of this Agreement shall include the Option Holders (as heretofore defined) and the Warrant Holder (as hereinafter defined).

     "Schedule 4.11 Matters" shall have the meaning assigned to such term in
Section 10.2.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share Percentage" with respect to any Shareholder shall mean the percentage that the number of Shares held by such Shareholder represents of the total number of shares of Common Stock, as set forth on Annex A.

     "Shareholders Closing Payment" shall have the meaning assigned to such term in Section 2.3.

     "Shareholders Agreement" shall mean the agreement attached hereto as Annex F.

     "Shareholders Purchase Price" shall have the meaning assigned to such term in Section 2.3.

     "Shareholders Registration Rights Agreement" shall mean the agreement attached hereto as Annex I.

     "Shareholders Shares" shall have the meaning assigned to such term in
Section 2.1 and, in the aggregate, shall equal 700,424 shares of Common Stock.

     "Shares" shall include the Company Shares and the Shareholders Shares.

     "Structure" shall mean any space in a facility, building, plant, factory, office, warehouse structure leased by the Company.

     "Subsidiary" of a Person shall mean any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

     "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

     "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

     "Warrant" shall mean a warrant to purchase 14,939 shares of Common Stock held by the Warrant Holder.

     "Warrant Holder" shall mean the holder of a warrant to purchase Common Stock identified on Annex A.

                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

     2.1 Sale and Delivery by Shareholders. Upon the terms and conditions in this Agreement, at the Closing, each Shareholder agrees to sell, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase and accept from each Shareholder, free and clear of all Liens, on the terms and subject to the conditions set forth in this Agreement, and for the purchase price described in Section 2.3, good and marketable title to the number of Shareholders Shares set forth opposite the name of such Shareholder on Annex A, free and clear of any Liens.

     2.2 Sale and Delivery by Company. The Company will authorize the sale and issuance of 209,375 shares of Common Stock, representing the Company Shares, and subject to the terms and conditions hereof, the Company agrees to sell and deliver to Purchaser the Company Shares and Purchaser agrees to purchase and accept from Company the Company Shares, free and clear of all Liens, and on the terms and subject to the conditions set forth in this Agreement, for the purchase price described in Section 2.4, good and marketable title to the Company Shares.

     2.3 Shareholders Purchase Price. The aggregate purchase price for the Shareholders Shares shall be an amount equal to Five Million Six Hundred and Three Thousand Three Hundred and Ninety-Two Dollars ($5,603,392) (the "Shareholders Purchase Price") in cash to be delivered to the Shareholders at the Closing (the "Shareholders Closing Payment") by certified check or wire transfer of immediately available funds, to be allocated among the Shareholders as set forth opposite their respective names on Annex A, of which $2,723,852 shall represent the initial escrow funding (the "Initial Escrow Funding"), which shall be allocated among the Shareholders, other than the non-management employee shareholders (the "Non-

Management Employee Shareholders") as set forth in Annex A hereto. The Initial Escrow Funding shall be deposited in an escrow fund (the "Escrow Fund") to be distributed in accordance with the provision of Section 10.4 and the terms of the escrow agreement (the "Escrow Agreement") in the form attached hereto as Annex M. The Escrow Agreement shall be administered by an escrow agent (the "Escrow Agent"), which shall be selected by the mutual agreement of the Shareholder Representative and the Purchaser.

     2.4 Company Purchase Price. The sum of One Million Six Hundred Seventy-Five Thousand Dollars ($1,675,000) (the "Company Purchase Price") to be paid in cash shall be delivered to the Company at the Closing by certified check or wire transfer of immediately available funds (the "Company Closing Payment").

     2.5 Closing. The purchase and sale of the Shareholders Shares and the Company Shares and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall occur at 10:00 a.m., local time, on February 28, 1997 at the offices of Blank Rome Comisky & McCauley, 1200 Four Penn Center Plaza, Philadelphia, PA 19103 or at such other time or on such other date as shall be mutually agreed upon among the Shareholders, the Company and Purchaser upon fulfillment of all conditions precedent to the Closing, such hour and date being herein generally referred to as the "Closing Date." At the Closing, the Company and the Shareholders will deliver to the Purchaser (a) the various certificates, instruments and documents referred to in Section 8.1 below, and (b) stock certificates representing the Company Shares and stock certificates representing the Shareholders Shares duly endorsed for transfer or accompanied by stock powers duly executed in blank, and any other documents that are necessary to transfer to the Purchaser good and marketable title to all Shares free and clear of all Liens, and the Purchaser will deliver to the Company and the Shareholders the various certificates, instruments, and documents referred to in Section 8.2 below.

     2.6 Combined Purchase from Shareholders and Company. The shares of Common Stock to be sold and purchased pursuant to this Agreement shall constitute 909,799 shares of 1,200,000 outstanding shares of Common Stock of the Company.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE SHAREHOLDERS

     Each of the Shareholders hereby severally but not jointly represents and warrants to, and covenants and agrees with, Purchaser that:

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     3.1 Ownership of Shares. Such Shareholder owns of record and beneficially the number of shares of Common Stock set forth opposite the name of such Shareholder on Annex A hereto, and has, and at all times prior to and as of the Closing such Shareholder will have, good and marketable title to such shares of Common Stock, free and clear of all Liens.

     3.2 Delivery of Good Title. Upon delivery of the shares of Common Stock to be sold by such Shareholder hereunder and payment of the Shareholders Closing Payment therefor pursuant to this Agreement, Purchaser will have good and marketable title to such Shares, free and clear of all Liens.

     3.3 Execution and Delivery.

     All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by such Shareholder of this Agreement (including, without limitation, the transfer and sale of the shares of Common Stock to be sold by such Shareholder to Purchaser) have been duly and lawfully obtained, and such Shareholder has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms.

     3.4 No Conflicts.

     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which such Shareholder is a party or by which such Shareholder or such Shareholder's shares of Common Stock are bound, or violate any Legal Requirement applicable to or binding upon such Shareholder.

     3.5 No Brokers. Except as set forth on Schedule 3.5, no broker, finder or similar agent has been employed by or on behalf of such Shareholder in connection with this Agreement or the transactions contemplated hereby, and such Shareholder has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar

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compensation in connection with this Agreement or the transactions contemplated hereby.

     3.6 Sole Representations and Warranties. The representations and warranties contained in this Article 3 are the sole representations and warranties made by the Shareholders in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by the Shareholders to the Purchaser.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     The Company hereby represents and warrants to, and covenants and agrees with, Purchaser that:

4.1 Organization, Good Standing, Corporate Power, Dividends, Redemption and Authorization.

        (a) The Company has been duly organized and is existing as a corporation in good corporate standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction where the conduct of such business requires qualification, except where the failure to be so qualified does not have a Material Adverse Effect. Schedule 4.1(a) lists those jurisdictions in which the Company is qualified to do business.

        (b) The Company has no Subsidiary nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other entity.

        (c) The Company has the requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Company Shares hereunder and to carry out and perform all of its obligations under this Agreement.

        (d) Except as set forth in Schedule 4.1(d), no Shareholder or other Person is entitled to receive any cash or other dividend or any distribution or pay out in connection with liquidation, dissolution or winding up of the Company pursuant to the Company's Certificate of Incorporation or otherwise and no amounts are due and owing to any Shareholder or other Person in connection therewith.

        (e) Except as set forth in Schedule 4.1(e), no obligations exist on the part of the Company in connection with the redemption of securities of the Company, including but not limited to, preferred stock, pursuant to the Company's Certificate of Incorporation or otherwise and no amounts are due and owing to any Shareholder or other Person in connection therewith.

        (f) All corporate action on the part of the Company, its directors and Shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Company Shares and the performance of all of the Company's obligations hereunder have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Company Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.1(f), the Company Shares are not subject to any preemptive rights or rights of first refusal.

     4.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is bound as described in Schedule 4.19 hereto, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it, or (c) result in the creation or imposition of any Lien upon any property or asset of the Company.
Schedule 4.2 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

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     4.3 Capitalization. As of the Closing Date, the authorized capital stock of the Company consists of 1,200,000 shares of Common Stock, of which only the number of shares of Common Stock listed on Annex A are, and as of the Closing will be, issued and outstanding and 248,752 shares of preferred stock, $.01 par value, of which 80,000 are designated Series A Convertible Preferred Stock, 68,752 are designated Series B Convertible Preferred Stock and 100,000 shares are designated Series C Convertible Preferred Stock, none of which will be outstanding at the Closing Date. All of the shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and outstanding and are held by the Shareholders in the amounts reflected in Annex A hereto. Except as set forth in Schedule 4.3, there are (i) no existing options, warrants, rights, calls or commitments of any character relating to the shares of Common Stock or any other capital stock or securities of the Company, except for employee stock options to purchase 36,561 shares of Common Stock (the "Options") which are held by the individuals (the "Option Holders") in the amounts reflected in Annex A and a warrant to purchase 14,393 shares of Common Stock held by the Warrant Holder identified in Annex A, (ii) no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or any other capital stock or securities of the Company and no commitments to issue such securities or instruments and (iii) except as set forth in Schedule 4.3, no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock or any other capital stock or securities of the Company. The offer, issuance and sale of all securities of the Company, including the Company
Shares, subject to the representation in Section 5.7 hereof, were, or will be as of Closing, (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

     4.4 Financial Statements.

        (a) Schedule 4.4 hereto contains true and complete copies of the unaudited balance sheet (the "Balance Sheet") of the Company at December 31, 1996 (the "Balance Sheet Date"), and the related unaudited statements of income, shareholders' equity and cash flows for the year then ended (the financial statements described herein are collectively referred to as the "Financial Statements").

        (b) The Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP applied on a consistent basis during the periods covered thereby (subject to normal year end adjustment), have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Company's Financial Statements are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact.

     4.5 Title to Property; Encumbrances.

        (a) The Company owns no Real Property, and immediately prior to the Closing will have, good and valid title to all personal property reflected on the Balance Sheet as owned by the Company and all personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens except (i) as set forth on Schedule 4.5(a), (ii) for sales and other dispositions of inventory in the Ordinary Course since the Balance Sheet Date which, in the aggregate, have not been materially different from prior periods, and (iii) Permitted Liens.

        (b) Schedule 4.5 sets forth a true and complete list of the addresses and uses of all Leased Real Property, including fixtures and other improvements, the Company leases or subleases, and any Liens on the Company's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the obligations of the Company thereunder.

        (c) Except as set forth on Schedule 4.5 to the Company's knowledge, there is no material violation of any Legal Requirement (without limitation, laws and Legal Requirements relating to zoning, environmental, city planning or similar matters) relating to any Real Property leased or subleased by the Company.

        (d) There are no defaults under any lease by the Company or, to the knowledge of the Company, by any other party thereto, which would materially impair the present use of any Real Property listed on Schedule 4.5. To the knowledge of the Company, the performance by the Company of this Agreement will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 4.5.

        (e) Schedule 4.5(e) contains a list of all tangible personal property having a cost or fair market value in excess of $10,000 owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

        (f) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear, and to the knowledge of the Company, has been operated, serviced and maintained properly within the recommendations and requirements of the manufacturers thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations.

     4.6 Accounts Receivable. All accounts receivable of the Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates and subject to the allowance for doubtful accounts set forth therein) are valid and enforceable claims, subject to no set off or counterclaim and are fully collectible within ninety (90) days after invoice.
Schedule 4.6 contains a true and complete aging of the Company's accounts receivable as of the Balance Sheet Date.

     4.7 Inventories. Except as described in Schedule 4.7, all inventories of raw materials, work-in-process and finished goods set forth or reflected in the Balance Sheet or acquired by the Company since the Balance Sheet Date, consist of a quality and quantity usable and saleable in the Ordinary Course, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected in the Balance Sheet. The value at which inventories are carried on the Balance Sheet reflect the normal inventory valuation policy of the Company, as applicable, in accordance with GAAP and on a basis consistent with that of preceding periods, of stating inventory at the lower of cost or market value.

     4.8 Trademarks, Patents, Etc.

        (a) Schedule 4.8(a) contains a true and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to the Company with respect to the foregoing, both domestic and foreign, claimed by either Company or used by the Company in the conduct of its business, whether registered or not, (collectively herein, "Registered Rights").

        (b) Except as described in Schedule 4.8(b), the Company owns and has the unrestricted right to use the Registered Rights and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and or other information (collectively herein, "Proprietary Information") required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information as a similarly situated company would reasonably take.

        (c) Schedule 4.8(c) contains a true and complete list and description of all licenses of or rights to Proprietary Information granted to the Company by others or to others by the Company. Except as described in Schedule 4.8(c), (i) the Company has not sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) to the knowledge of the Company, the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information with respect to those licenses set forth on
Schedule 4.8(c).

        (d) There is no claim or demand of any Person pertaining to, or any Action that is pending or, to the Company's knowledge, threatened, which challenges the rights of the Company in respect of any Registered Right or any Proprietary Information.

     4.9 Banking and Insurance.

        (a) Schedule 4.9(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

        (b) Schedule 4.9(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The insurance policies, bonds and arrangements described on Schedule 4.9(b) (the "Policies") provide such coverage against such risk of loss and in such amounts as are, to the Company's knowledge, customary and reasonable for corporations of established reputation engaged in the same or similar business and similarly situated. To the Company's knowledge, the Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the Company's knowledge, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or any Shareholder.

     4.10 Indebtedness.

        (a) The Company has no liability or obligation for Indebtedness in excess of $10,000 other than as set forth on Schedule 4.10(a), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Purchaser heretofore. Except as described in Schedule 4.10(a), no event has occurred and no condition has become known to the Company (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or nonperformance by the Company or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as set forth in Schedule 4.10(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement.

        (b) Schedule 4.10(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company (the "Guaranties"). True and complete copies of all Guaranties have been delivered to Purchaser.

     4.11 Judgments; Litigation. Except as set forth on Schedule 4.11:

        (a) There is no (i) outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Entity or arbitrator against the Company or its properties, assets or business or (ii) Action pending against the Company or its properties, assets or business.

        (b) There is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (B) to the Company's knowledge, action threatened against or affecting the Company or its properties, assets or business, or (C) Action pending against the Company or, to the Company's knowledge, pending or threatened against the Company's officers, directors or employees relating to the Company or its business, or (D) to the Company's knowledge, basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

     4.12 Income and Other Taxes. Except as set forth on Schedule 4.12:

        (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Purchaser has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

        (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for sales Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. Except as set forth in Schedule 4.12(b), the Company will not have any liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

        (c) The Company has made adequate provision on its book of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

        (d) The Company has never (i) had a tax deficiency proposed, asserted or assessed against it (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

        (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity. The Company has not received any written notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Company has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

        (f) Except as set forth in Schedule 4.12(f), the Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date;
(ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G, (iii) to the

Company's knowledge, is not a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity and (vii) has never filed or, to the Company's knowledge, been the subject of an election under Code Section 338(g) or Code
Section 338(h)(10) or, to the Company's knowledge, caused or been the subject of a deemed election under Code Section 338(e).

     4.13 Questionable Payments. Neither the Company nor, to the Company's knowledge, any of its directors, officers, agents, employees or other Person associated with or acting on behalf of the Company has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books of account of the Company, (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (f) made any other payment, favor or gift not fully deductible for federal income tax purposes.

     4.14 ERISA.

        (a) Except as disclosed in Schedule 4.14, the Company is not a party to or obligated with respect to any "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Securing Act of 1974, as amended ("ERISA") or any "employee benefit plans" as defined in Section 3(3) of ERISA, or under any other plan, program, trust, contract, agreement or arrangement, either oral or written, for the benefit of its present or past employees, whether a single employer or multiemployer plan, and including welfare, fringe benefit, pension, profit sharing, retirement and other deferred compensation plans (hereinafter referred to as "Plans" or individually as "Plan"). Except as disclosed on Schedule 4.14, all of the Plans and all trust and contracts relating thereto conform, in all material respects, to and are being administered, performed and operated in material compliance with the requirements of ERISA and, where applicable, the Code. Such Plans have been, in all material respects, administered, performed and operated in accordance with the terms thereof and no non-exempt prohibited transaction has occurred and no "fiduciary" has committed any breach of duty which could subject the Company, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. There are no pending, or to the Company's knowledge, threatened claims by or on behalf of such Plans or by or on behalf of any individual participants or beneficiaries of such Plans alleging a breach or breaches of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other law, or claiming benefit payments which could have a Materially Adverse Effect. The Plans are not, and have not been, the subject of any investigation, audit or action by the IRS, the DOL or the PBGC as to which the Company has received written notice or otherwise has knowledge. There have not been and the Company has no knowledge of any "prohibited transactions", as such term is defined in Section 4975 of the Code, involving the Company, relating to a penalty or tax imposed under Section 4975 of the Code, or Section 502(i) of ERISA. None of the Plans is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA). Except as set forth in Schedule 4.14, with respect to each Plan, all required filings, including all filings required to be made with the DOL and the IRS, have been timely filed. Except as described on Schedule 4.14, each Plan may be amended or terminated by the Company, as the case may be, without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle, or reserved for on the Financial Statements.

     (b) The Company has delivered to the Purchaser:

            (i) copies of all of the Plans,

           (ii) copies of all summary plan descriptions relating to the Plans,

          (iii) a copy of the most favorable determination letter from the IRS regarding any Section 401 profit sharing plan, if one has been issued and

           (iv) a copy of the most recent Annual Information Return (Form 5500 Series), if any, for each of the Plans, if one has been prepared.

     4.15 No Undisclosed Liabilities. Except (i) to the extent set forth or provided for in the Balance Sheet or the notes thereto, (ii) as set forth on
Schedule 4.15 or (iii) for non-material current liabilities incurred since the Balance Sheet Date in the ordinary Course, as of the date hereof the Company has no liabilities in excess of $10,000, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses in excess of $10,000 from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

     4.16 Permits, Etc. The Company possesses, and is operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (i) occupy, maintain, operate and use the Real Property as it is currently used, (ii) conduct its business as currently conducted, and (iii) maintain and operate its Plans (the "Permits"), except where the result would not have a Material Adverse Effect.
Schedule 4.16 contains a true and complete list of all Permits. No proceeding is pending or, to the Company's knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and, except as set forth in Schedule 4.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

     4.17 Regulatory Filings. The Company has made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials, except where the result would not have a Material Adverse Effect. All such registrations, filings and submissions were in compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions.

     4.18 Consents. All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby, that are necessary in connection with the operations and business of the Company as currently conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company, except as described in Schedules 4.5(c),
4.10 and

4.16 hereto. All consents, authorizations and approvals described in Schedules 4.5(c), 4.10 and 4.16 will have been lawfully and validly obtained prior to the Closing.

     4.19 Material Contracts: No Defaults.

        (a) Schedule 4.19 (a) contains a true and complete list of each individual outstanding sales order and sales contract of the Company having an indicated gross value in excess of $10,000 or having a term or duration in excess of six months. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. Except as described in
Schedule 4.19(a), the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract.

        (b) Schedule 4.19(b) contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of $10,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course.

        (c) Schedule 4.19(c) contains a true and complete list of all sales agency, sales representative, distributor, wholesaler, dealer and similar contracts or agreements of the Company, and true and complete copies of the same have been delivered to Purchaser heretofore.

        (d) Schedule 4.19(d) contains a true and complete list and description of all noncompetition agreements and covenants under which the Company or, to the Company's knowledge, any of their respective officers, directors or employees or any Shareholder is obligated, and true and complete copies of the same have been delivered to Purchaser heretofore. Except as described in
Schedule 4.19(d), the Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and, to the Company's knowledge, no such officer, director, key employee or Shareholder is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company.
Schedule 4.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered to Purchaser heretofore.

        (e) Schedule 4.19(e) contains a true and complete list of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 4.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Purchaser heretofore.

        (f) Schedule 4.19(f) contains a true and complete list of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Purchaser heretofore. For the purposes of this subsection
(f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than 180 days from the date hereof, (ii) involves payments or receipts by the Company in excess of $10,000, or (iii) involves capital expenditures in excess of $10,000.

        (g) Except as described in Schedule 4.19(g):

              (i) each agreement, contract, arrangement or commitment described above in this Section 4.19 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect;

             (ii) no event or condition has occurred or become known to the Company that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this
Section 4.19; and

            (iii) no person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding, to the Company's knowledge, is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

     4.20 Absence of Certain Changes. Since December 31, 1996, except as disclosed in Schedule 4.20, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party set forth on Schedule 4.19; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 4.21(a) or Schedule 4.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the company; (xiii) made or agreed to make any charitable, contributions or incurred any material nonbusiness expenses; (xiv) changed or suffered change in any benefit plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or
(xv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

     4.21 Employees and Labor Matters.

        (a) Schedule 4.21(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits and use of the Company's property with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Purchaser heretofore.

        (b) Schedule 4.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated, and true and complete copies of all such agreements have been delivered to Purchaser heretofore.

        (c) Except as set forth on Schedules 4.21(a), 4.21(b) and the Employment Agreements included in Annex "G" hereto, neither Purchaser nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing.

        (d) There is not occurring or, to the Company's knowledge, threatened, any strike, slow down, picket, work stoppage by any union or other group of employees or other persons against either Company or its premises or products. Except for activities by the unions that are parties to any of the agreements listed on Schedule 4.21(b) with respect to the existing members of such unions, to the Company's knowledge, no union or other labor organization has attempted to organize any of the employees of the Company.

        (e) Except as disclosed on Schedule 4.21(e), the Company has complied with all Legal Requirements relating to employment and labor, and, to the Company's knowledge, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

     4.22 Affiliations. Except as disclosed on Schedule 4.22, to the Company's knowledge, none of the Shareholders, any officer, director or key employee of the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

     4.23 Principal Customers and Suppliers.

        (a) Schedule 4.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

        (b) Schedule 4.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

     4.24 Compliance with Law. Through and including the date hereof, the Company (i) has not violated or conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) to the Company's knowledge, has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any written notice of any alleged violation of, or any citation for noncompliance with, any Legal Requirement.

     4.25 Product Liability and Product Warranty. Schedule 4.25 hereto contains a true and complete summary description of (i) all warranties granted or made with respect to products sold, or services rendered, by the Company and (ii) the Company's product liability and product warranty experience for the last three years. The Company has not suffered any product liability or product warranty claims which have had or may have a Material Adverse Effect.

     4.26 Corporate Records. The copies or originals of the Certificate of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by, Purchaser are true, complete and correct.

     4.27 Hazardous Materials. Except as set forth on Schedule 4.27:

        (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of by the Company of or under any Leased Property, (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

        (b) No written notice, citation, summons or order has been received by the Company, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company's knowledge, threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company of any Environmental Law or
(ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

        (c) The Company has not received any written request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.

        (d) No above-ground or underground storage tanks, whether or not in use, are located at any Leased Real Property.

        (e) No written notice has been received by the Company with respect to the listing or proposed listing of any Leased Real Property, on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

        (f) Except as set forth on Schedule 4.27(f), there have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted in relation to any Leased Real Property.

        (g) The Company has not released, transported, or arranged for the transportation of any Hazardous Material from any Leased Real Property.

     4.28 Brokers' Fees. Except as set forth on Schedule 4.28, no broker, finder or similar agent has been employed by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and the Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby, except as set forth on Schedule 4.28, which such commission, fee or any similar compensation associated therewith shall be paid by the Company pursuant to limitations set forth in Section 7.1(g) hereof.

     4.29 Disclosure. No representation or warranty in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement, the transactions contemplated thereby, or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. There is no fact that the Company has not disclosed to the Purchaser in writing that has had or, insofar as the Company can now foresee, may have a Material Adverse Effect on the Company or on the ability of the Company to perform fully this Agreement.

     4.30 Sole Representations and Warranties. The representations and warranties contained in this Article 4 are the only representations and warranties made by the Company in connection with the transactions contemplated by this

Agreement and supersede any and all previous written or oral statements made by the Company to the Purchaser.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to, and covenants and agrees with, each of the Shareholders that:

     5.1 Organization and Good Standing. Purchaser has been duly organized and is existing as a corporation in good corporate standing under the laws of the Commonwealth of Pennsylvania with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

     5.2 Corporate Power. The Purchaser has the requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under this Agreement.

     5.3 Authorization, Execution and Delivery. All corporate actions on the part of the Purchaser, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all the Purchaser's obligations hereunder have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Purchaser, shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

     5.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute or default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or non-performance under, any debenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or affected or to which any other property or assets of the Purchaser is bound or affected, or
(b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Purchaser or any Legal Requirement applicable to or binding upon it. Schedule 5.4 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

     5.5 Capitalization. The Purchaser's authorized capital stock consists of 35,000,000 shares of common stock, no par value, of which 30,000,000 shares are Class A Common Stock, no par value, 5,000,000 shares are Class B Common Stock, no par value, and 3,000,000 shares are Preferred Stock, no par value. The Company has outstanding (exclusive of treasury shares) 11,202,492 shares of Class A Common Stock. All of the outstanding shares of Class A Common Stock have duly authorized, and validly issued and are fully paid and non-accessible.

     5.6 No Brokers. No broker, finder or similar agent has been employed by or on behalf of the Purchaser in connection with this Agreement or the transactions contemplated thereby, and the Purchaser has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated thereby.

     5.7 Shares Acquired For Investment. The Purchaser represents, covenants and warrants that it is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser will not offer to sell or otherwise transfer any of the Shares in violation of any federal or state securities law. The Purchaser acknowledges that the sale of the Shares to it has not been registered pursuant to any federal or state securities laws and that a legend to that effect may be placed on all certificates representing such Shares unless and until a registration statement under the Securities Act has become effective with respect to such Shares.

     5.8 Sole Representations and Warranties. The representations and warranties contained in this Article 5 are the only representations and warranties made by the Purchaser in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by the Purchaser to the Company or any Shareholder.

                                    ARTICLE 6

                       CONDUCT OF BUSINESS PENDING CLOSING

     During the period commencing on the date hereof and continuing through the Closing Date, the Company covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise expressly consent in writing which consent shall not be unreasonably withheld) that:

     6.1 Qualification. The Company shall maintain all qualifications to transact business and remain in good standing in its jurisdiction of incorporation and in the foreign jurisdictions set forth on Schedule 4.1(a).

     6.2 Ordinary Course. The Company shall conduct its business in the Ordinary Course and, to the extent consistent with such business, shall preserve intact its current business organizations, keep available the services of its current officers and employees and take all reasonable steps to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. The Company shall maintain its properties and assets in good condition and repair, subject to normal wear and tear.

     6.3 Corporate Changes. The Company shall not (a) amend its Certificate of Incorporation or Bylaws, (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof, (c) enter any partnership or joint venture (d) declare, set into aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares other than in accordance with this Agreement, or (f) liquidate or dissolve or obligate itself to do.

     6.4 Indebtedness. The Company shall not incur any Indebtedness, sell an debt securities or lend money to or guarantee the Indebtedness of any Person, other than in the Ordinary Course. The Company shall not restructure or refinance its existing Indebtedness.

     6.5 Accounting. The Company shall not make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it. The Company shall maintain its books, records and accounts in accordance with GAAP on a basis consistent with that of prior periods.

     6.6 Compliance with Legal Requirements. The Company shall comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall reasonably cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser, or upon any of its affiliates, in connection therewith or herewith.

     6.7 Disposition of Assets. The Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien (other than Permitted Liens) upon any of its properties or assets, tangible or intangible, or any interest therein, except for sales of inventory in the Ordinary Course.

     6.8 Compensation. The Company shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company.

     6.9 Modification or Breach of Agreements; New Agreements. The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall refrain from becoming a party to any contract or commitment other than in the ordinary Course. The Company shall take all reasonable efforts to meet all of its contractual obligations in accordance with their respective terms.

     6.10 Capital Expenditures. Except for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed $10,000 in the aggregate) and incurred in the Ordinary Course, the Company shall not purchase or enter into any contract to purchase any capital assets.

     6.11 Consents. The Company shall take all reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby.

     6.12 Maintain Insurance. The Company shall make all reasonable efforts to maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act of the Company by which any of the Policies may be suspended, impaired or canceled.

     6.13 Discharge. The Company shall not cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens (other than Permitted Liens), debts or obligations with respect to current liabilities of the Company.

     6.14 Actions. The Company shall not institute, settle or agree to settle any Action before any Governmental Entity.

     6.15 Permits. The Company shall make all reasonable efforts to maintain in full force and effect, and comply with, all Permits.

     6.16 Tax Assessment and Audits. The Company shall furnish promptly to Purchaser a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Company shall promptly inform Purchaser, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Purchaser, which shall not be unreasonably withheld.

                                    ARTICLE 7

                              ADDITIONAL COVENANTS

     7.1 Covenants of the Company. During the period from the date hereof to the Closing Date, the Company agrees to:

        (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Shareholders in connection with any such requirements imposed upon the Shareholders or the Company or upon any of the Company's affiliates in connection therewith or herewith;

        (b) to take all efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company in connection with the transaction contemplated by this Agreement;

        (c) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.1 of this Agreement;

        (d) promptly advise Purchaser orally and, within three business days thereafter, in writing of any change in such Company's business or condition that has had or is likely to have a Material Adverse Effect; and

        (e) deliver to Purchaser prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Purchaser from terminating this Agreement pursuant to Section 9.1(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

        (f) at Closing the only shares of capital stock outstanding shall be the Common Stock. All transaction whereby existing securities of the Company have been converted or exchanged into shares of Common Stock shall have been in compliance with all applicable laws, including Federal and state securities laws.

        (g) not use more than the proceeds (the "Proceeds") received by the Company relating to the exercise of outstanding warrants and options, plus an amount equal to 10% of said Proceeds (but in no event in excess of $24,000) for the purpose of paying fees and/or expenses of the Company and the Shareholders pursuant to Sections 4.28 and 7.5 hereof.

        (h) the Company shall provide Purchaser such registration rights as set forth in Annex H hereto (the "Registration Rights Agreement").

        (i) the Company shall provide the Remaining Shareholders such registration rights as set forth in Annex I hereto (the "Shareholders Registration Rights Agreement").

        (j) the Company shall enter into Employment Agreements with the Executives in the forms set forth in Annex G hereto.

        (k) the Company shall enter into the Key Employee Confidentiality and Invention Agreement with the employees designated in Annex J, in substantially the form attached as Annex J.

        (l) All stock purchase agreements, or similar agreements pursuant to which securities of the Company have been issued and all voting and similar agreements, to which the Company is a party shall be terminated at Closing and shall have no force or effect thereafter.

     7.2 Covenants of the Shareholders. During the period from the date hereof to the Closing Date, each Shareholder severally agrees to:

        (a) comply promptly with all requirements that applicable Legal Requirements may impose upon him, her or it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser or upon any of its affiliates in connection therewith or herewith; and

        (b) obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by such Shareholder in connection with the transactions contemplated by this Agreement;

        (c) deliver to Purchaser prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Purchaser from terminating this Agreement pursuant to Section 9.1(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

        (d) use his, her or its reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.1 of this Agreement; and

        (e) use his, her or its reasonable efforts to terminate, as of the Closing Date, all stock purchase agreements, or similar agreements pursuant to which securities of the Company have been issued and all voting and similar agreements which related to securities of the Company, to which any Shareholder is a party so that such agreements shall have no force or effect thereafter.

     7.3 Covenants of Purchaser. During the period from the date hereof to the Closing Date, Purchaser shall:

        (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Company and the Shareholders in connection with any such requirements imposed upon the Company or the Shareholders or upon any of the Company's affiliates in connection therewith or herewith;

        (b) to take all efforts to obtain (and to cooperate with the Company in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Purchaser in connection with the transaction contemplated by this Agreement; and

        (c) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.2 of this Agreement.

     7.4 Access and Information.

        (a) During the period commencing on the date hereof and continuing through the Closing Date, the Company shall afford to Purchaser and to Purchaser's accountants, counsel, investment bankers and other representatives, reasonable access during normal business hours upon twenty-four (24) hours prior written notice to all of its properties, books, contracts, commitments, records and personnel and, during such period, to furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser may reasonably request.

        (b) Except to the extent permitted by the provisions of Section 7.7 hereof, Purchaser shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by the Shareholders or the Company concerning the Company and shall not disclose such information to any third party except as may be required by any Legal Requirement and except for information that (i) is or becomes generally available to the public other than as a result of disclosure by Purchaser or its representatives, (ii) becomes available to Purchaser or its representatives from a third party other than the Shareholders or the Company and Purchaser or its representatives have no reason to believe that such third party is not entitled to disclose such information, (iii) is known to Purchaser or its representatives on a non-confidential basis prior to its disclosure by any Shareholder or the Company or (iv) is made available by any Shareholder or the Company to any other Person on a nonrestricted basis. Purchaser's obligations under the foregoing sentence shall expire on the Closing Date or, if the Closing does not occur, two years after the date hereof.

     7.5 Expenses. All costs and expenses (including, without limitation, all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, except that legal fees and expenses of the Shareholders may be paid by the Company as provided in and subject to the limitations of Section 7.1(g). Any expenses in excess of such amount shall be paid by parties other than Company or the Purchaser.

     7.6 Certain Notifications. At all times from the date hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Article 8 hereof.

     7.7 Publicity; Employee Communications. At all times prior to the Closing Date, each party shall obtain the consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any information to any of is representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of the terms of this Section 7.7. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

     7.8 Further Assurances.

        (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

        (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company, the Shareholders and the Purchaser, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

     7.9 Competing Offers; Merger or Liquidation. The Company and the Shareholders agree that they will not, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate or encourage the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Company or its assets or capital stock or a merger or similar transaction, and the Company and the Shareholders will not engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, the Company and the Shareholders shall not directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than the parties hereto and their representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section. The Shareholders shall use their best efforts to ensure that the Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.

     7.10 Inconsistent Action. Neither the Company nor any Shareholder shall not take or suffer to be taken, and shall not permit the Company or such Shareholder, as the case may be, to take or cause or suffer to be taken, any action that would cause any of the representations or warranties of the Company or such Shareholder, as the case may be, in this Agreement to be untrue, incorrect, incomplete or misleading.

     7.11 Post-Termination Employment. It is contemplated that all employees of the Company will continue to be employed after the Closing, however, the Company shall not be required to employ or retain any employee of the Company or any other Person.

     7.12 Financial Information

        (a) The Company after Closing, will deliver the following documents to
Purchaser:

            (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of changes in financial condition of the Company for such year, reported upon by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP; (ii) within 45 days after the end of each of the first three fiscal quarters of the Company in each year, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of changes in financial condition of the Company (including cash flow statements and summaries of bookings and backlogs) for such period and for the current fiscal year to date;
(iii) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of changes in financial condition of the Company (including cash flow statements and summaries of bookings and backlogs) for such month and for the current fiscal year to date, setting forth in comparative form the Company's annual budget for the corresponding periods for the current fiscal year; and (iv) as soon as available, but in any event within 30 days prior to commencement of each new fiscal year, monthly operating budgets for the forthcoming fiscal year.

        (b) The foregoing financial statements shall be prepared on a consolidated basis if the Company has any subsidiaries. The financial statements delivered pursuant to clauses (ii) and (iii) of paragraph (a) shall be accompanied by a certificate of the chief executive officer of the Company stating that such statements have been prepared in accordance with GAAP consistently applied (except as otherwise noted therein and subject to physical inventory and other customary year end audit adjustments) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby.

     7.13 Employee Confidentiality and Invention Agreements.

     The Company will take all reasonable efforts to require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into employee confidentiality and invention agreements substantially in the form attached hereto as Annex I.

                                    ARTICLE 8

                         CONDITIONS PRECEDENT TO CLOSING

     8.1 Conditions to Obligations of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the acquisition of the Company Shares or the Shareholders Shares by Purchaser or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of the Company, or to compel Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Purchaser;

        (b) All representations and warranties of each of the Shareholders in
Article 3 of this Agreement (considered collectively), and each of these representations and warranties (considered individually) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as if made on the Closing Date; and each of the Shareholders shall have complied with all covenants and agreements and satisfied all conditions on such Shareholders' part to be performed or satisfied on or prior to the Closing Date;

        (c) All representations and warranties of the Company in this Agreement (considered collectively), and each of these representations and warranties (considered individually) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if made on the Closing Date; each of the Company's representations and warranties in Section 4.3, 4.4, 4.8, 4.10, 4.11, 4.15, 4.16, 4.18, 4.19(g),
4.20, 4.24, 4.25, 4.27 and 4.29, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as if made on the Closing Date; and the Company shall have complied with all covenants and agreements and satisfied all conditions on the Company's part to be performed or satisfied on or prior to the Closing Date;

        (d) Purchaser shall have received from Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel for the Company and from counsel(s) to the Shareholders owning in excess of 25,000 shares of Common Stock, written opinions dated the Closing Date and addressed to Purchaser, in substantially the form attached as Annex B hereto;

        (e) Purchaser shall have received from the President of the Company a certificate dated the Closing Date in substantially the form attached as Annex C hereto;

        (f) Purchaser shall have received from each Shareholder designed in Annex D a certificate or certificates dated the Closing Date in substantially the form attached as Annex D hereto;

        (g) Purchaser shall have received a certificate of the Secretary of the Company in substantially the form attached as Annex E hereto;

        (h) The Company and the Remaining Shareholders shall have entered into the Shareholders Agreement in the form attached hereto as Annex F.

        (i) The Company shall have entered into Employment Agreements with the Executives in substantially the form attached as Annex G hereto;

        (j) The Company shall have entered into the Registration Rights Agreement with Purchaser, in substantially the form attached as Annex H hereto and the Shareholders Registration Rights Agreement with the Remaining Shareholders, in substantially the form attached as Annex I;

        (k) The Company shall have entered into the Key Employee Confidentiality and Invention Agreements with the employees designated in Annex J, in substantially the form attached as Annex J.

        (l) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Purchaser and its counsel;

        (m) All material consents from third parties, including those from any Governmental Entity, landlord or other Person, necessary for the consummation of the transactions contemplated hereby shall have been obtained;

        (n) The Board of Directors of Purchaser shall have authorized and approved this Agreement and the transactions contemplated hereby;

        (o) All officers and directors (other than the Executives) of the Company shall have resigned as such, effective of the Closing; and

        (p) No act, event or condition shall have occurred after the date hereof which Purchaser reasonably determines has had or could have a Material Adverse Effect.

        (q) The Company shall have received the sum of $245,778 in proceeds relating to the exercise of outstanding options and warrants to purchase Company Common Stock and the payment of expenses in connection with this Agreement and the transactions contemplated hereby, shall not exceed such amount.

     8.2 Conditions to Obligation of Company and the Shareholders. Notwithstanding any other provision of this Agreement, the obligations of the

Company and the Shareholders to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the acquisition of the Company Shares or the Shareholders Shares by Purchaser otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of the Company, or to compel Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Purchaser;

        (b) The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Purchaser shall comply with all covenants and agreements and satisfied all conditions on the Purchaser's part to be performed or satisfied on or prior to the Closing Date;

        (c) The Purchaser shall have obtained all material consents from third parties, including those from any Governmental Entity, landlord or other Person, necessary for the consummation of the transactions contemplated by the Agreement;

        (d) The Company and the Shareholders shall have received a certificate of the Secretary of Purchaser in substantially the form attached as Annex K hereto;

        (e) The Company and the Shareholders shall have received from Blank Rome Comisky & McCauley, counsel to the Purchaser, a written opinion dated the Closing Date and addressed to the Company and the Shareholders, in substantially the form attached hereto as Annex L hereto;

        (f) The Purchaser shall have executed the Shareholders Agreement in substantially the form attached hereto as Annex F hereto; and

        (g) The Purchaser shall have executed the Registration Rights Agreement in substantially the form of Annex H hereto.

        (h) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transaction contemplated hereby shall be in form and substance reasonably satisfactory to the Company and its counsel.

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

        (a) by mutual consent of the Purchaser, the Company and the Shareholders;

        (b) by the Company, or a majority in interest of the Shareholders on the one hand, or by Purchaser, on the other hand, by written notice to the other party or parties hereto if the sale of Company Shares and the Shareholders Shares shall not have been consummated on or before February 28, 1997 (or such later date as Purchaser, the Company and the Shareholders may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

        (c) by Purchaser if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Company, or any Shareholder under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 8.1 have not been met on the Closing Date, and, in each case, Purchaser is not then in material default of its obligations hereunder; or

        (d) by the Company if (i) there has been a material representation, breach of warranty or breach of covenant by Purchaser under this Agreement or
(ii) any of the conditions precedent to Closing set forth in Section 8.2 have not been met on the Closing Date and, in each case, the Company is not then in material default of its obligations hereunder.

        (e) by a majority in interest of the Shareholders if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Purchaser under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 8.2 have not been met on the Closing Date, and, in each case, no Shareholder is then in material default of his, her or its obligations hereunder.

     9.2 Effect of Termination.

        (a) In the case of any termination of this Agreement, the provisions of
Section 7.4 and 7.5 (as to the Company and Purchaser with regard to 7.5 only) shall remain in full force and effect.

        (b) Upon termination of this Agreement as provided in Section 9.1 (a), except as stated in subsection (a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

        (c) In the event of termination of this Agreement as provided in Section
9.1 (b), (c), (d) or (e) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

     9.3 Amendment. This Agreement may be amended at any time by a written instrument executed by the Purchaser, the Company and a majority in interest of the Shareholders. Any amendment effected pursuant to this Section 9.3 shall be binding upon all parties hereto.

     9.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.4 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties. Any waiver hereunder by the Shareholders shall be determined by a majority in interest of the Shareholders.

                                   ARTICLE 10

                                 INDEMNIFICATION

     10.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the second anniversary of the Closing Date, except for the representations and warranties contained in Section 4.4, 4.6, 4.7, 4.12(c), 4.15 and 4.20(iv), which shall survive until March 31, 1998 and the representations and warranties in
Article 3, which shall continue indefinitely.

     10.2 Indemnification.

        (a) The Company, covenants and agrees to defend, indemnify and hold harmless Purchaser and each Person who controls Purchaser within the meaning of the Securities Act from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement or in any writing delivered pursuant to this Agreement or at Closing, except that any disclosure pursuant to
Section 7.1(e) or 7.2(c) shall not form the basis of a claim hereunder; (ii) any product shipped by or manufactured by, or any services provided by the Company prior to the Closing Date, except for product returns or exchanges in the Ordinary Course of business, which do not exceed $5,000 per purchase order and for purchase orders in excess of $100,000, product returns in excess of 5% of the purchase amount of an individual purchase order (in which case the amounts in excess of $5,000 shall be indemnified); (iii) Schedule 4.11 matters (the "Schedule 4.11 Matters"); or (iv) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement.

        (b) The Shareholders, subject to paragraph (d) hereunder and Section
10.4 hereof, covenant and agree to defend, indemnify and hold harmless Purchaser and each Person who controls Purchaser within the meaning of the Securities Act from and against any Damages arising out of or resulting from: (i) severally and not jointly as to any inaccuracy in or breach of any representation or warranty made by any Shareholder pursuant to Article 3 of the Agreement, or in any writing delivered pursuant to this Agreement or at Closing; (ii) jointly and severally as to any inaccuracy in or breach of any representation or warranty made by the

Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (iii) jointly and severally as to any product shipped by or manufactured by, or any services performed by the Company prior to the Closing Date, except for product returns or exchanges in the Ordinary Course of business, which do not exceed $5,000 per purchase order and for purchase orders in excess of $100,000, product returns in excess of 5% of the purchase amount of an individual purchase order (in which case the amounts in excess of $5,000 shall be indemnified); (iv) jointly and severally as to the Schedule 4.11 Matters; or (v) severally and not jointly as to the failure of any Shareholder to perform or observe fully any covenant, agreement or provision to be performed or observed by such Shareholder pursuant to this Agreement.

        (c) Purchaser covenants and agrees to defend, indemnify and hold harmless the Shareholders from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure by Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

        (d) The indemnification obligations hereunder with regard to each Non-Management Employee Shareholder shall be several and not joint and limited to the specific warranties and representations under Article 3 hereof and the covenants herein, severally and not jointly, made by each Non-Management Employee Shareholder.

     10.3 Limitations on Amount of Indemnification. Subject to the limitations set forth in this Article 10, notwithstanding anything to the contrary contained herein, no party hereto shall be entitled to recover from any other party unless and until the total of all claims for indemnity or damages hereunder exceeds Ten Thousand Dollars ($10,000) and then only for the amount by which such claims for indemnity or Damages do not exceed the sum of the Company Closing Payment and 50% of the Shareholders Closing Payment. Subject to Section 10.4(h) hereof, in no event shall any Shareholder's indemnification obligations hereunder exceed such Shareholder's contribution to the Initial Escrow Funding, except for any employee Shareholder whose indemnification obligations hereunder shall not exceed 50% of the Shareholders Closing Payment received by such Shareholder.

     10.4 Procedure Regarding Shareholders Indemnification. Subject to the terms of the Escrow Agreement:

        (a) Any claim for indemnification hereunder by Purchaser shall first be made by Purchaser against the Escrow Fund, by giving written notice to the Shareholder Representative (the "First Notice") and the Escrow Agent.

        (b) Any claim for indemnification brought by the Purchaser pursuant to paragraphs 10.2(b)(ii), 10.2(b)(iii) and 10.2(b)(iv) hereunder against the Shareholders (other than the Non-Management Employee Shareholders) shall be borne jointly and severally by the Shareholders, other than the Non-Management Employee Shareholders, based upon each such Shareholder's interest in the Initial Escrow Funding. Any claim for indemnification brought by the Purchaser pursuant to paragraphs 10.2(b)(i) and 10.2(b)(v) hereunder against an individual Shareholder (other than a Non-Management Employee Shareholder) shall be borne solely by such individual Shareholder based upon such Shareholder's interest in the Initial Escrow Funding. Any claim for indemnification brought by the Purchaser against a Non-Management Employee Shareholder with respect to such Non-Management Employee Shareholder's specific representations and warranties set forth in Article 3 hereof and the covenants made severally by such Non-Management Employee Shareholder, shall be borne solely by such individual Non-Management Employee Shareholder and not by the Escrow Fund.

        (c) Provided indemnification claims have not exceeded the Initial Escrow Funding and no indemnification claims are outstanding, the Initial Escrow Funding shall be reduced to $1,361,926 (the "Reduced Escrow Funding"), on the first anniversary of the Closing Date (or if an indemnification claim is outstanding, as soon thereafter as such claim is resolved) until the second anniversary of the Closing Date. Any funds in excess of the Reduced Escrow Funding on the first anniversary of the Closing Date (or if an indemnification claim is outstanding, as soon thereafter as such claim is resolved) shall be returned to the Shareholder Representative, who shall distribute such funds to the Shareholders, other than the Non-Management Employee Shareholders, based upon each Shareholder's interest in the Initial Escrow Funding.

        (d) Except as provided in paragraph (h) of this Section 10.4, on the second anniversary of the Closing Date (or if an indemnification claim is outstanding, as soon thereafter as such claim is resolved) (the "Escrow Termination Date"), any funds remaining in the Escrow Fund shall be returned to the

Shareholder Representative, who shall distribute such funds to the Shareholders, other than the Non-Management Employee Shareholders, based upon each such Shareholder's interest in the Initial Escrow Funding.

        (e) To the extent any claim for indemnification pursuant to paragraph
(a) of this Section 10.4 is unsatisfied or with regard to any indemnification claim made after the Escrow Termination Date (solely with respect to the representations and warranties set forth in Article 3 hereof), Purchaser shall seek indemnification hereunder through written notice to the Shareholder Representative (the "Second Notice"). If the claim for indemnification brought by the Purchaser is pursuant to paragraphs 10.2(b)(ii), 10.2(b)(iii) and 10.2(b)(iv) such indemnification shall be borne jointly and severally by the Shareholders (other than the Non-Management Employee Shareholders, who shall only be responsible for their Article 3 representations and warranties and their covenants, severally and not jointly), on the basis of each such Shareholder's interest in the Initial Escrow Funding. If the claim for indemnification brought by the Purchaser pursuant to paragraphs 10.2(b)(i) and 10.2(b)(v) such indemnification shall be borne solely by such individual Shareholder (other than the Non-Management Employee Shareholders) based upon such Shareholder's interest in the Initial Escrow Funding.

        (f) If after thirty (30) days of the Second Notice any part of the indemnification claim remains unsatisfied, the Purchaser shall seek indemnification payment relating to the unsatisfied indemnification claim hereunder through written notice to the Shareholder Representative (the "Second Notice"). If the claim for indemnification was pursuant to paragraphs 10.2(b)(ii), 10.2(b)(iii), or 10.2(b)(iv), such indemnification shall be paid jointly and severally by the Shareholders (other than the Non-Management Employee Shareholders, who shall only be responsible for their Article 3 representations and warranties and their covenants severally and not jointly), on the basis of each such Shareholder's interest in the Initial Escrow Funding exclusive of any interest attributable to any Shareholder who has not paid his proportionate share of the indemnification claim pursuant to paragraph 10.4(a) above.

        (g) If any part of the indemnification claim in paragraph 10.2(f) (other than a claim against an individual Shareholder pursuant to paragraphs 10.2(b)(i) and 10.2(b)(v), which shall be borne severally by such individual Shareholder) remains unsatisfied thirty (30) days after the Third Notice, the Purchaser shall be entitled to indemnification from the Shareholders, other than the Non-Management Employee Shareholders, jointly and severally.

        (h) Should any Schedule 4.11 Matter remain outstanding on the second anniversary of Closing Date the Shareholder Representative (subject to Section 10.7) and the Purchaser shall mutually and reasonably agree upon the amount to remain in the Escrow Fund and the duration such funds shall remain therein. Any funds in excess of such amount shall be returned to the Shareholder Representative, who shall distribute such funds to the Shareholders, other than the Non-Management Employee Shareholders, based upon each such Shareholder's interest in the Initial Escrow Funding. Thereafter, the Shareholders shall have no liability in excess of the amount agreed upon hereunder. The funds remaining in the Escrow Fund shall not be distributed unless and until all Schedule 4.11 matters are resolved.

     10.5 Third Party Claims.

        (a) If any party entitled to be indemnified pursuant to Section 10.2 (an "Indemnified Party") receives notice of the assertion by any third party to any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

        (b) The Indemnifying Party shall have thirty days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and
(ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

        (c) If the Indemnifying Party does not notify the Indemnified Party within thirty days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

        (d) Anything contained in this Section 10.3 to the contrary notwithstanding, the Shareholders shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Purchaser or the Company which Purchaser determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of the Company.

     10.6 Sole and Exclusive Remedy. The indemnification provided under this
Article 10 shall constitute the sole and exclusive remedy of the Shareholders, the Company and the Purchaser subsequent to the Closing for any Damages sustained by the Shareholders, the Company or the Purchaser as a result of any breach of this Agreement other than any Damages based upon proven fraud, or intentional misrepresentation or criminal matters.

     10.7 Shareholder Representative.

        (a) Shareholder Representative. Each Shareholder hereby designates and appoints Robert J. Beaury (the "Shareholder Representative") as representative for each Shareholder to perform all such acts as are required, authorized or contemplated by this Article 10 to be performed by any such Person and hereby acknowledges that the Shareholder Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this
Article 10 by such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Such Person hereby authorizes the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Article 10 except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Article 10 to be given to any such Person. Notwithstanding the foregoing, the Shareholder Representative agrees that, before taking any action that would adversely affect any Shareholder, the Shareholder Representative shall give notice to and obtain consent from each Shareholder. In the event the Shareholder Representative ceases to own Common Stock of the Company or dies, a successor to the Shareholder Representative may be chosen by a majority in interest of the Common Stock held by the Shareholders, provided that notice thereof is given by the new Shareholder Representative to the Company and the Purchaser.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

                  (a)  If to the Purchaser, addressed to:

                                    Numerex Corp.
                                    Rose Tree Corporate Center II
                                    1400 North Providence Road
                                    Suite 5500
                                    Media, PA 19063

                                    Attention: John J. Reis
                                    Telecopy:  (610) 892-0725

                           With a copy  to:

                                    Blank Rome Comisky & McCauley
                                    1200 Four Penn Center Plaza
                                    Philadelphia, PA 19103

                                    Attention:  Barry H. Genkin, Esquire
                                    Telecopy:  (215) 569-5555

                  (b)      If to the Company, address to:

                                    Broadband Networks, Inc.
                                    2820 East College Avenue, Suite B
                                    State College, PA 16801

                                    Attention:  Robert J. Beaury, President
                                    Telecopy:  (814) 234-2841

                           With a copy to:

                                    Hutchins, Wheeler & Dittmar
                                    A Professional Corporation
                                    101 Federal Street
                                    Boston, MA 02110

                                    Attention:  Francis J. Feeney, Jr., Esquire
                                    Telecopy:  (617) 951-1295

                  (c) If to any Shareholder, to the address set forth on Annex A hereto:

     11.2 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

     11.3 Entire Agreement. This Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

     11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Purchaser and the Shareholders and their respective successors, heirs and assigns; provided, however, that no Shareholder shall directly or indirectly transfer or assign any of such Shareholder's respective rights hereunder in whole or in part without the prior written consent of Purchaser, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, and except as set forth in Article 10, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement. One or more counterparts of this Agreement or any exhibit hereto may be delivered via facsimile, with the intention that it shall have the same effect as an original counterpart thereof.

     11.6 Recitals, Schedules and Annexes. The recitals, schedules and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

     11.7 Construction.

        (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

        (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (without giving effect to the conflict of laws principles thereto) of the Commonwealth of Pennsylvania.

     11.9 Arbitration.

        (a) Any controversy or claim arising out of or relating to this Agreement, any transaction contemplated hereunder or any certificate, document or instrument provided pursuant hereto, or the breach thereof, whether common law or statutory, shall be settled exclusively by arbitration in Philadelphia, Pennsylvania using the American Arbitration Association. The arbitration shall be heard before three arbitrators, one to be chosen by the Company, one to be chosen by the Purchaser and the third to be chosen by those two arbitrators.

        (b) The arbitrators shall apply the law of Pennsylvania applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof) in determining the rights, obligations and liabilities of the parties. The arbitrators shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, nor to grant injunctive relief, including interim relief, of any nature. In all other respects, the commercial rules of the American Arbitration Association shall govern the arbitration. Judgment on the award of the arbitrators may be entered by any court having jurisdiction to do so, and each party hereto hereby irrevocably consents and submits to the personal jurisdiction of the federal and state courts of Pennsylvania for that purpose.

        (c) The failure or refusal of any party to submit to arbitration shall constitute a breach of this Agreement. Judicial action may be commenced in order to compel arbitration. If such action is commenced and if arbitration is in fact compelled, the party that shall have resisted arbitration shall be required to pay to the other parties all costs and expenses, including, without limitation, reasonable attorneys' fees, that they incur in compelling arbitration. The prevailing party in arbitration shall be entitled to its reasonable attorneys' fees and costs.

     11.10 Disclosure Schedules. Items required to be disclosed on the Disclosure Schedules under Article 4 shall be deemed to be disclosed therein for all purposes of Article 4 irrespective of whether they are disclosed with reference to all of the specific subsections to which they relate.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

NUMEREX CORP.                                 BROADBAND NETWORKS, INC.


By:                                           By:
   -----------------------------                  -----------------------------
    John J. Reis, President                        Robert J. Beaury, President

                                    SHAREHOLDERS:


                                    ---------------------------------
                                    Daniel B. Boyer, III

                                    Zero Stage Capital


                                    By:
                                        -----------------------------


                                    ---------------------------------
                                    Frank Smeal


                                    ---------------------------------
                                    H. F. Lenfest


                                    ---------------------------------
                                    Samuel Fredman


                                    ---------------------------------
                                    Phil Sieg




                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    AMP, Inc.


                                    By:
                                        -----------------------------


                                    ---------------------------------
                                    James R. Palmer


                                    ---------------------------------
                                    Barbara Kalins


                                    ---------------------------------
                                    Fred Grossman


                                    ---------------------------------
                                    Joseph Preschutti


                                    ---------------------------------
                                    Melanie Preschutti


                                    ---------------------------------
                                    Delbert J. McQuaide


                                    ---------------------------------
                                    David Morrow


                                    ---------------------------------
                                    Ideal T. Saldi



                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    ---------------------------------
                                    Pete Morse


                                    ---------------------------------
                                    Mimi Coopersmith Fredman


                                    ---------------------------------
                                    Stan Cook


                                    ---------------------------------
                                    Luc Beaubien


                                    ---------------------------------
                                    Kirk Long


                                    ---------------------------------
                                    Stan Fung


                                    ---------------------------------
                                    Robert J. Beaury


                                    ---------------------------------
                                    Thomas Donahue


                                    ---------------------------------
                                    Dennis Coslo


                                    ---------------------------------
                                    Steven Moyer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    ---------------------------------
                                    Corey Kyle


                                    ---------------------------------
                                    Daniel Kolivoski


                                    ---------------------------------
                                    Karen Smith


                                    ---------------------------------
                                    James Gardner


                                    ---------------------------------
                                    Ronald Eichenlaub


                                    ---------------------------------
                                    Michael Wagner


                                    ---------------------------------
                                    Steven Berner


                                    ---------------------------------
                                    Michael Cosgrove


                                    ---------------------------------
                                    Darlene Toner


                                    ---------------------------------
                                    Brad Black


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    ---------------------------------
                                    James DelBiondo


                                    ---------------------------------
                                    Emma Eckley


                                    ---------------------------------
                                    Timothy Storm


                                    ---------------------------------
                                    John Cowher

                                    International Venture Associates


                                    By:
                                        -----------------------------
                                    Hackman, Baring & Co. Research, Inc.


                                    By:
                                        -----------------------------

                                    Hackman, Baring & Co., Inc.


                                    By:
                                        -----------------------------


                                    ---------------------------------
                                    Thomas Donahue


                                    ---------------------------------
                                    Dennis F. Coslo


                                    ---------------------------------
                                    Steven M. Moyer